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                                                                  EXHIBIT (A)(6)

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

     How to Obtain a Taxpayer Identification Number. If you do not have a taxpayer identification number, apply for one immediately. To apply, obtain FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration (or, in the case of resident aliens who do not have and are not eligible for Social Security numbers, Form W-7, Application for Individual Taxpayer Identification Number), or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

     Payees and Payments Exempt From Backup Withholding. Payees specifically exempted from backup withholding include the following:

          (1) A corporation.

          (2) An organization exempt from tax under Section 501(a) of the Internal Revenue Code, or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2) of the Internal Revenue Code.

          (3) The United States or any of its agencies or instrumentalities.

          (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

          (5) A foreign government or any of it political subdivisions, agencies or instrumentalities.

          (6) An international organization or any of its wholly owned agencies or instrumentalities.

          (7) A foreign central bank of issue.

          (8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

          (9) A real estate investment trust.

          (10) An entity registered at all times during the tax year under the Investment Company Act of 1940.

          (11) A common trust fund operated by a bank under Section 584(a).

          (12) A financial institution.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER IN PART I OF THE SUBSTITUTE FORM W-9, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see Section 6045 of the Internal Revenue Code, and the regulations thereunder.

PENALTIES:

     Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

     Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
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     Privacy Act Notice.  Section 6109 of the Internal Revenue Code requires most recipients of dividends, interest or certain other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of such payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

                                                                                      GIVE THE NAME AND
                                                                                          EMPLOYER
                             GIVE THE NAME AND SOCIAL                                  IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:       SECURITY NUMBER OF      FOR THIS TYPE OF ACCOUNT:         NUMBER OF
-------------------------   --------------------------  --------------------------  ---------------------
1. Individual               The individual              7. Corporate                The corporation
2. Two or more individuals  The actual owner of the     8. Association, club,       The organization
   (joint account)          account or if combined         religious, charitable,
                            funds, the first               educational or other
                            individual on the              tax- exempt
                            account(1)                     organization
3. Custodian account of a   The minor(2)                9. Partnership              The partnership
   minor (Uniform Gift to
   Minors Act)
4. a. The usual revocable   The grantor-trustee(1)      10. A broker or registered  The broker or nominee
    savings trust (grantor                                  nominee
    is also trustee)
   b. So-called trust       The actual owner(1)
      account that is not
      a legal or valid
      trust under state
      law
5. Sole proprietorship      The owner(3)                11. Account with the        The public entity
                                                            Department of
                                                            Agriculture in the
                                                            name of a public
                                                            entity (such as a
                                                            state or local
                                                            government, school
                                                            district or prison)
                                                            that receives
                                                            agriculture program
                                                            payment
6. A valid trust, estate    Legal entity(4)
   or pension trust

1. List first and circle the name of the person whose number you furnish.

2. Circle the minor's name and furnish the minor's social security number.

3. You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

4. List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

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